EXHIBIT 99.1

E-LOAN Strengthens Leadership Team

E-LOAN promotes Mark Lefanowicz to President and Appoints New Chief Marketing Officer

PLEASANTON, Calif., June 7, 2004 — E-LOAN, Inc. (Nasdaq: EELN), an online consumer direct lender, today announced that it has promoted its Chief Operating Officer, Mark Lefanowicz to President. The company also announced the appointment of consumer and financial products marketing veteran, Susan Catherine Muriel, as its new Chief Marketing Officer.

“These key leadership appointments strengthen our foundation and ability to forge a truly great American company,” said Chris Larsen, E-LOAN’s Chairman and Chief Executive Officer. “Their decades of experience will be invaluable as we continue to focus on cultivating E-LOAN’s unique position in the marketplace, diversifying our revenue, and providing consumers with an extraordinary lending experience.”

Mr. Lefanowicz has served as E-LOAN’s Chief Operating Officer since January 2004 and as a Director of the company since October 2002. In addition to his new role as President, Mr. Lefanowicz will maintain his position as the company’s Chief Operating Officer. Using his two decades of experience in operational and financial leadership roles in the mortgage and banking industries, Mr. Lefanowicz has demonstrated tremendous ability as a highly skilled change-agent and has positively impacted E-LOAN’s operational and secondary marketing capabilities.

“E-LOAN is uniquely positioned to take advantage of a remarkable market opportunity,” said Mark Lefanowicz, E-LOAN’s President and Chief Operating Officer. “I’m totally committed to ensuring that we capitalize on our position by streamlining operations and maximizing secondary marketing opportunities, while building on E-LOAN’s core pro-consumer strengths.”

Catherine Muriel’s two decades of financial and consumer product marketing experience, combined with her branding, positioning, and analytical expertise, is exactly what E-LOAN requires at this stage of its evolution. Muriel joins E-LOAN from Upromise, Inc. where she served as the Chief Marketing Officer for the nation’s largest private college funding program. At Upromise, she was responsible for all customer acquisition, advertising, data analytics and member marketing.

“I am pleased to join E-LOAN at such a critical juncture in the evolution of the company and the online lending industry,” said Catherine Muriel, E-LOAN’s Chief Marketing Officer. “While E-LOAN has done a good job building a trusted brand, there is much work to be done to ensure that the company takes full advantage of a large consumer market that is looking for a more positive, painless and lower cost lending process. By becoming more sophisticated about how and when we market to consumers and delivering a superior customer experience, we will dramatically enhance our ability to gain market share and build a loyal customer base.”

Prior to Upromise, Catherine Muriel served as Senior Vice President of AXA Financial, Inc., one of the world’s premier financial services organizations. At AXA Financial, Muriel was charged with building and overseeing the Client Management and Data Analysis department. Prior to AXA Financial, she served as Departmental Vice President for Customer Management at Prudential Financial where she managed retention activities for investment and insurance products, including the management of a retention call and test center. Prior to Prudential Financial, Muriel served as Vice President and Director of Credit Card Marketing for Citigroup, Inc. where she oversaw marketing and portfolio management activities, including product launches and customer acquisition. Prior to Citigroup, Inc., Muriel was an advertising agency executive overseeing the accounts of nationally recognized consumer and financial brands, including Citibank Cards, Coca-Cola, Gillette, and RJR/Nabisco. Muriel earned a law degree from the London School of Economics and a Liberal Arts degree from Guildford College in England.

About E-LOAN, Inc.

E-LOAN, Inc. is a consumer direct lender dedicated to providing borrowers across the credit spectrum with a more enjoyable and affordable way to obtain mortgage, auto and home equity loans. By making credit scores freely available to consumers and integrating them with a suite of sophisticated advice tools, E-LOAN is pioneering the nascent debt management advice category — helping consumers proactively manage their loan portfolios to lower their overall borrowing costs. The company relentlessly advocates eliminating the unnecessary processes, fees, hassle, haggle and lack of transparency traditionally associated with the consumer loan experience. Protecting consumers’ financial privacy is a paramount concern, prompting E-LOAN to implement industry leading privacy practices and advocate strong consumer financial privacy protection laws.

Consumers can log onto www.eloan.com or call 1-888-E-LOAN-22 to access E-LOAN’s products, services and team of dedicated loan and debt advice professionals. E-LOAN, Inc. is publicly traded on the Nasdaq National Market under the symbol EELN. From inception through March 2004, E-LOAN has originated and sold over $20.1 billion in consumer loans.

This news release contains forward-looking statements based on current expectations that involve risks and uncertainties. E-LOAN’s actual results may differ from the results described in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, general conditions in the mortgage and auto industries, interest rate fluctuations, and the impact of competitive products. These and other risk factors are detailed in E-LOAN’s periodic filings with the Securities and Exchange Commission.